                                                                      Exhibit 11

                               ALFA CORPORATION
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)

   The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the nine month and three month periods ended September 30, 2000 and 1999:

                                                    Nine Months Ended              Three Months Ended
                                                       September 30,                  September 30,
                                                ---------------------------    ---------------------------
                                                    2000            1999           2000            1999
                                                -----------     -----------    -----------     -----------
Net income                                      $50,998,181     $48,448,212    $13,812,752     $16,250,468
                                                ===========     ===========    ===========     ===========
Weighted average number of
   common shares outstanding                     39,194,840      40,108,224     39,050,892      39,673,839
                                                ===========     ===========    ===========     ===========
      Net income per common share - Basic       $      1.30     $      1.21    $      0.35     $      0.41
                                                ===========     ===========    ===========     ===========

                                                     Nine Months Ended              Three Months Ended
                                                       September 30,                  September 30,
                                                ---------------------------    ---------------------------
                                                    2000            1999           2000            1999
                                                -----------     -----------    -----------     -----------
Net income                                      $50,998,181     $48,448,212    $13,812,752     $16,250,468
                                                ===========     ===========    ===========     ===========
Weighted average number of
   common shares outstanding                     39,194,840      40,108,224     39,050,892      39,673,839
Common share equivalents
   resulting from:
      Dilutive stock options                        230,748         266,006        260,185         253,227
                                                -----------     -----------    -----------     -----------
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                            39,425,588      40,374,230     39,311,077      39,927,066
                                                ===========     ===========    ===========     ===========

      Net income per common share - Diluted     $      1.29     $      1.20    $      0.35     $      0.41
                                                ===========     ===========    ===========     ===========